UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 30, 2010, Icagen, Inc. (the “Company”) received notice that a NASDAQ Listing Qualifications Hearings Panel (the “Panel”) had granted the Company’s request for an extension of time, as permitted under NASDAQ’s Listing Rules, to regain compliance with the $1.00 per share minimum bid price requirement for continued listing. In accordance with the Panel’s decision, on or before November 8, 2010, the Company must evidence a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days. This date represents the maximum length of time that a Panel may grant under NASDAQ’s Listing Rules. While the Company is taking steps to regain compliance in accordance with the Panel’s decision, there can be no assurances that the Company will be able to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: August 3, 2010	By:	/s/ P. Kay Wagoner
P. Kay Wagoner, Ph.D.
Chief Executive Officer and President